Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 23, 2025 relating to the financial statements of StoneBridge Acquisition II Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ EC Barrett, LLC

Atlanta, Georgia
May 5, 2025